                                 SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934


          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of
                                                  the  Commission  Only (as
                                                  permitted  by  Rule  14a-
                                                  6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
               Rule 14a-12

                            TransCor Waste Services, Inc.
          -----------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


          -----------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.
          [ ] Fee computed on table below per Exchange Act Rules 14-a(6)(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

                    -------------------------------------------------------
               2) Aggregate number of securities to which transaction applies:

                    -------------------------------------------------------

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    -------------------------------------------------------





               4)   Proposed maximum aggregate value of transaction:

                    -------------------------------------------------------

               5)   Total fee paid:

                    -------------------------------------------------------

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

                    -------------------------------------------------------

               2)   Form, Schedule or Registration Statement No.:

                    -------------------------------------------------------

               3)   Filing Party:

                    -------------------------------------------------------

               4)   Date Filed:

                    -------------------------------------------------------





                            TRANSCOR WASTE SERVICES, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD JUNE 18, 1997


          To the Stockholders of
          TRANSCOR WASTE SERVICES, INC.:

               NOTICE  IS   HEREBY  GIVEN   that  the  Annual   Meeting  of
          Stockholders of TransCor Waste Services, Inc. (the "Company") will be held on Wednesday, June 18, 1997, at 8 a.m., local time, at the Palma Ceia Golf & Country Club, 1601 South MacDill Avenue, Tampa, Florida 33629, to consider and vote upon:

          1. The election of three (3) Directors, each to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

          2. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

               The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

               The Board of Directors has fixed the close of business on April 18, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, and only stockholders of record at such time will be so entitled to notice and to vote.

                                        By Order of the Board of Directors,

                                        /s/ Joseph M. Williams

                                        JOSEPH M. WILLIAMS, Secretary

          May 7, 1997



               If you do not expect to be present at the meeting, please date, sign, and return the enclosed proxy in the envelope provided for that purpose, which requires no postage if mailed in the United States. A proxy is revocable at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.





                            TRANSCOR WASTE SERVICES, INC.
                               1502 Second Avenue, East
                                Tampa, Florida  33605

                                   PROXY STATEMENT

                          For Annual Meeting of Stockholders
                               To Be Held June 18, 1997


               The accompanying form of proxy is solicited on behalf of the Board of Directors of TransCor Waste Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 18, 1997, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only stockholders of record at the close of business on April 18, 1997, will be entitled to notice of and to vote at such meeting. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 21, 1997. Proxies in the accompanying form, duly executed and received in time and not revoked, will be voted at the meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by submitting a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

               The address of the principal executive office of the Company is:

                              1502 Second Avenue East
                              Tampa, Florida  33605
                              Telephone Number:  (813) 248-5885

               As of April 18, 1997, the number of outstanding shares entitled to vote at the meeting is 4,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

                                  VOTING PROCEDURES

               The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person, or represented by proxy, provided a quorum exists. A quorum is established if at least a majority of the outstanding shares of Common Stock, as of April 18, 1997, are present in person or represented by proxy. Any other matters at the meeting shall be decided by the affirmative vote of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by the Inspectors of Election, who are one or more employees of the Company. Failures to vote and broker non-votes will not count towards determining any required plurality or majority or the presence of a quorum. Stockholders and brokers returning proxies who are affirmatively abstaining from voting on a proposition and stockholders





          attending the meeting but who are not voting on a proposition will count towards the presence of a quorum, but will not be counted towards determining the required plurality or majority for approval of that proposition.

               The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted in the information above.

                                ELECTION OF DIRECTORS

               The proxies granted by stockholders will be voted at the Annual Meeting of Stockholders for the election of the persons listed below as Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently Directors of the Company. Each of the persons named has indicated to the Board of Directors that he will be available as a candidate. In the event that any nominee is not a candidate or is unable to serve as a director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

                                         Year of
                                          First
                    Name            Age  Election         Position
          ------------------------ ----  -------- ------------------------

          Francis M. Williams        55    1992   Chairman of the Board of
          R. Donald Finn             53    1992   Directors
          Barry W. Ridings           45    1992   Director/Attorney
                                                  Director/Investment
                                                  Banker

               All Directors of the Company hold office until the Annual Meeting of Shareholders in the year in which their appointment expires or until their successors have been elected and qualified.

               Francis M. Williams has been Chairman of the Board of Directors of the Company since November 1992 and President of the Company from July 1, 1994 until July 1996. He has been President and Chairman of the Board of Kimmins since its inception in 1987. From 1981 to 1988, Mr. Williams was the Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and was sole owner of K Management Corp., the former parent company of Kimmins Corp. From June 1981 until January 1988, Mr. Williams was the President and a Director of College Venture Equity Corp., a small business investment company. Mr. Williams has also been a Director of the National Association of Demolition Contractors and a member of the Executive Committee of the Tampa Bay International Trade Council.





               R. Donald Finn has been a Director of the Company since November 1992. For more than the last five years, Mr. Finn has been a partner in the Law Firm of Gibson, McAskill & Crosby located in Buffalo, New York, where Mr. Finn has practiced law for more than the last 25 years.

               Barry W. Ridings has been a Director of the Company since November 1992. For more than the past five years, Mr. Ridings has been a managing director of the investment banking firm, Alex, Brown & Sons, Inc. Mr. Ridings is currently a Director of Norex America, Inc., SubMicron Systems, Inc., Noodle Kidoodle, Inc., New Valley Corp., Search Capital Group, Inc., and Telemundo Group, Inc.

                                  EXECUTIVE OFFICERS

               The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

               Ira D. Cohen, 50, has been President and Chief Executive Officer of the Company since July 1, 1996. He has total responsibility for operations, safety, profitability, and compliance with all federal, state and local regulations for the Company s solid waste facilities. From 1992 to June 1996, Mr. Cohen served as President for John Sexton Contractors Company. Mr. Cohen also served as Chief Operating Officer for Land Reclamation Company from 1989 to 1992. From 1986 to 1989, Mr. Cohen served as the Regional Landfill Manager and Director of Landfill Operations of Chambers Development Company, Inc.

               Norman S. Dominiak, 52, has been the Treasurer of the Company since May 1995 and as its Chief Financial Officer since January 1994. Mr. Dominiak served as controller of ThermoCor Kimmins, Inc., a subsidiary of Kimmins, from October 1990 until January 1994. From May 1988 until September 1991, Mr. Dominiak served as Senior Vice President of Creative Edge, a company engaged in the manufacturing and distribution of educational products. From October 1982 until April 1988, Mr. Dominiak served as Senior Vice President of Cecos Environmental Services, Inc., a company engaged in treatment, transportation, and disposal of hazardous waste. From 1965 until 1982, Mr. Dominiak was employed in various financial capacities for the Carborundum Company.

               Joseph M. Williams, 40, has been the Secretary of the Company since November 1992 and was the Treasurer from November
          1992 until May 1995. Mr. Williams has served as Secretary of Kimmins since June 1988. Since November 18, 1991, Mr. Williams has also served as President and has been a Director of Cumberland Holdings, Inc., a holding company whose wholly-owned subsidiaries provide reinsurance for specialty sureties and performance and payment bonds. Since June 1986, Mr. Williams has served as President and Vice President and has been a Director of





          Cumberland Real Estate Holdings, Inc., a company specializing in property management. Mr. Williams has been employed by Kimmins and its subsidiaries in various capacities since January 1984. From January 1982 to December 1983, he was the managing partner of Williams and Grana, a firm engaged in public accounting. From January 1978 to December 1981, Mr. Williams was employed as a senior tax accountant with Price Waterhouse & Co. Joseph M. Williams is the nephew of Francis M. Williams.

               Michael D. O'Brien, 47, has been employed by the Company (including its predecessor) as Vice President since October 1992. From June 1987 to October 1992, Mr. O'Brien has served as the Regional Manager of the Northeast Region of Kimmins Industrial Service Corp., a wholly-owned subsidiary of Kimmins. From July 1983 to June 1987, Mr. O'Brien served as Vice President of Jordan Foster Scrap Corporation in Buffalo, New York, a company specializing in demolition and preparation of scrap for sale.

               John V. Simon, Jr., 42, has been a Vice President of the Company (including its predecessor) since November 1989. Since May 1981, he has served as President and General Superintendent of Kimmins Contracting Corp., responsible for supervising utility construction. He served as a Vice President of Kimmins from July 1985 until October 1988.

               Sandra J. Boland, 46, has been Controller of the Company since November 1996. From 1992 to October 1996, Ms. Boland served as Vice President and Chief Financial Officer of John Sexton Contractors Company. From 1984 until 1992, Ms. Boland was employed in various financial capacities for John Sexton Contractors Company. From 1978 to 1984, Ms. Boland was employed as a Certified Public Accountant with Cray, Kaiser, Ltd.

                  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

               During the year ended December 31, 1996, the Board of Directors held three meetings that were attended by all the Directors, except Mr. Barry W. Ridings was unable to attend the December 17, 1996, meeting. In addition, the Company's Board of Directors took several actions by written consent. The Company has an Audit Committee currently comprised of Mr. Barry W. Ridings, which met once with the Independent Auditors and reported in such capacity once to the Board of Directors during the year, and a Compensation Committee currently comprised of Mr. Barry W. Ridings, which reported in such capacity three times to the Board of Directors during the year. The function of the Audit Committee is to meet periodically with the Company's independent auditors to review the scope and results of the audit and to consider various accounting and auditing matters related to the Company, including its system of internal controls. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors.





               During the year ended December 31, 1996, all directors attended at least 75 percent of the meetings of the Board of Directors and all committees of the Board of Directors of which they are members.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

               Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer and the other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 1996 (the "Named Executives"):

                                SUMMARY COMPENSATION TABLE
                                                             Long-Term Compensation
                                                         -----------------------------
                                   Annual Compensation           Awards        Payouts
                                  ---------------------- --------------------- -------
                                                  Other                                   All
                                                  Annual Restricted Securities            Other
                                                 Compen-    Stock   Underlying   LTIP    Compen-
            Name and               Salary  Bonus  sation  Award(s)   Options/  Payouts   sation
       Principal Position    Year   ($)     ($)    ($)       ($)     SARs (#)    ($)       ($)
     ----------------------- ---- -------- ----- ------- ---------- ---------- ------- ---------
     Francis M. Williams (a) 1996 $318,482  $0      $0       $0          0        $0    $995  (c)
       Chief Executive       1995  271,137  $0      $0       $0          0        $0    $989  (c)
       Officer               1994  171,139  $0      $0       $0          0        $0    $977  (c)


     Ira D. Cohen        (b) 1996  $57,692  $0      $0       $0          0        $0     $0   (c)
        President

     (a)   Mr. Francis M. Williams' salary and other compensation are paid by Kimmins.
     (b)   Mr. Cohen s employment  commenced in July 1996. As  a result, no  information regarding compensation prior to such date is provided herein.
     (c)   Represents  the Company's  contribution  to  the employee's  account  of the  Company's
           401(k) Plan  and premiums  paid by the  Company for  term life insurance  and long-term disability. These  plans,  subject  to  the terms  and  conditions  of each  plan,  are available to all employees.

               During the  year ended  December 31,  1996, the  services of certain of the Company's officers were provided to the Company by Kimmins and included in an administrative fee of approximately
          $671,000  (1.5  percent  of  the  Company's   consolidated  gross
          revenues) paid to Kimmins during 1996 for such executive services
          and  other  services.  From  the  list   of  executives  and  key
          employees,  included  under  Item 10,  "Directors  and  Executive
          Officers," only Mr. Cohen, Mr. O'Brien and Ms. Boland received compensation directly from the Company. During 1994, 1995, and





          1996, Mr. Francis M. Williams received salary and other compensation totaling $172,116, $271,137 and $318,482, respectively, from Kimmins for work performed on the behalf of Kimmins and its subsidiaries, including the Company. These amounts were not allocated to any Kimmins subsidiary. The Company and Kimmins estimate that during 1996 approximately 10 percent of the professional time of Francis M. Williams was spent on matters concerning the Company and that the services provided by Norman
          S. Dominiak, Joseph M. Williams, and John V. Simon, Jr., to the Company were essentially incidental to their overall responsibilities to Kimmins and no part of their services was allocable to the Company. The Company estimates that no more than 10 percent of the total professional time of any of such persons in 1996 has been spent on the affairs of the Company.

               Pursuant to the Management Services Agreement, Kimmins provides the services of Messrs. Francis M. Williams, Joseph M. Williams, Norman S. Dominiak, and John V. Simon, Jr., as Chairman of the Board, Secretary, Treasurer, and Vice President of the Company, respectively, "as needed" as well as certain financial, accounting, data processing, and other administrative services, for an annual fee equal to the lower of the actual cost of such services or 1.5 percent of the gross revenues of the Company.

               Stock Option/SAR Grants in the Last Fiscal Year. No stock options or stock appreciation rights were granted to either Mr. Francis M. Williams or Mr. Ira D. Cohen during the year ended December 31, 1996. In addition, Mr. Williams and Mr. Cohen do not have any stock options or stock appreciation rights that were granted in previous years.

               Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. No stock options or stock appreciation rights were granted to either Mr. Francis M. Williams or Mr. Ira D. Cohen during the year ended December 31, 1996. In addition, Mr. Williams and Mr. Cohen do not have any stock options or stock appreciation rights that were granted in previous years.





                                    TEN YEAR OPTION/SAR REPRICINGS
                                                                                     Length of
                                     Number of      Market                            Original
                                    Securities      Price                           Option Term
                                    Underlining  of Stock at    Exercise             Remaining
                                   Options/SARs    Time of    Price at Time   New     Date of
                                    Repriced or  Repricing or of Repricing  Exercise Repricing
                                      Amended     Amendment   or Amendment   Price       or
             Name           Date        (#)          ($)           ($)        ($)    Amendment
      ------------------ --------  ------------ ------------  ------------- -------------------

      Joseph M. Williams  10/30/94    20,000        $2.00         $5.00      $2.00    4 years
      Secretary

      Michael D. O'Brien  10/30/94    20,000        $2.00         $5.00      $2.00    4 years
      Vice President

                COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The Compensation Committee of the Company's Board of Directors consists solely of Barry W. Ridings. During the year ended December 31, 1996, Francis M. Williams, the Company's Chairman of the Board of Directors and former President, has served as President and Chairman of the Board of Directors of Kimmins.

                              COMPENSATION OF DIRECTORS

               During  the year ended  December 31, 1996,  the Company paid each outside director an annual fee of $5,000 and $1,000 for each board meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and audit committee meetings. Under the Company's 1992 Stock Option Plan ("1992 Plan"), directors who are not employees of the Company are eligible to be granted options under such 1992 Plan. The Board of Directors has discretion to determine the number of shares subject to each option (subject to the number of shares available for grant under the 1992 Plan), the exercise price thereof (provided such price is reasonably related to the market value of the Common Stock and not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of ten (10) years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals, and other conditions). The Board of Directors also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price, and other terms and conditions thereof; however, their discretion as to the exercise price, the term of each ISO, and the number of ISOs that vest in any year is limited by the Internal Revenue Code of 1986, as amended.





               As of December 31, 1996, the Company has granted ten-year options that are exercisable to purchase an aggregate of 92,000 shares. Of such options, options to purchase 25,000 shares were granted to each of Messrs. Michael D. O'Brien and John V. Simon, Jr. Options to purchase 20,000 shares were granted to Joseph M. Williams, and options to purchase 5,000 shares were granted to each of Messrs. Barry W. Ridings and R. Donald Finn. The 70,000 options granted with an exercise price of $5.00 per share were cancelled during 1994 and subsequently reissued during 1994 with an exercise price of $2.00. All options granted to date are exercisable at the rate of 20 percent per year, and become fully vested in May 1999.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Compensation Committee of the Board of Directors, whose sole member is Mr. Barry W. Ridings, which reported to the Board of Directors in such capacity three times during 1996. In determining the compensation of the Company's executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in the Company's industry during the year, the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted toward incentive forms of compensation so that such executive may benefit, along with other stockholders of the Company, from an increase in the market value of the Company's common stock. The Compensation Committee believes that granting options provides an additional incentive to executive officers to continue in the service of the Company and gives them a greater interest as stockholders in the success of the Company.

               To the extent readily determinable, another factor considered by the Compensation Committee when determining compensation is the anticipated tax treatment to the Company and to the executives of various payments and benefits. For example, some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation.

               Given  the performance  of  the Company  and general  market conditions in the industry, the compensation program for 1996 for the executive officers currently employed by the Company consisted of only a base salary, reimbursement of certain costs and expenses, and the award of stock options.

                                                           Barry W. Ridings





                                  PERFORMANCE GRAPH

               The following line graph compares, since the Company's initial public offering on March 25, 1993, through December 31, 1996, the stock performance of the Company with the cumulative total return of companies comprising the Russell 3000 index and a Peer Group index selected by the Company. The Peer Group consists of Mid American Waste Systems, Inc., Republic Waste Industries, USA Waste Services, Inc., Allied Waste Industries, Inc., and Browning Ferris Industries. The Company believes the selected Peer Group more closely resembles the Company's business segment than the Russell 3000 Index, the emerging natures of its operations, and to some extent, its size. The Company pays no dividends and, therefore, there is no cumulative total return calculation to the Company based upon reinvestment of dividends. Such graph is not necessarily indicative of future price performance. The comparison assumes the value of the investment in the Company's Common Stock and each index was $100 on March 25, 1993.

                               03/25/93    1993     1994     1995     1996
                               --------  -------  -------  -------  -------
           TransCor Waste
           Services, Inc.      $ 100.00  $ 91.00  $ 27.51  $ 99.47  $ 61.37

           Russell 3000 Index  $ 100.00  $108.49  $108.69  $146.20  $178.10
           Peer Group          $ 100.00  $ 96.22  $106.77  $130.57  $155.02





            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth the number of shares of the Company's common stock beneficially owned as of April 4, 1997, by
          (i) persons known by the Company to own more than 5 percent of the Company's outstanding common stock, (ii) by each Named Executive (as defined below) and director of the Company, and
          (iii) all executive officers and directors of the Company as a group:

                                           Amount and      Percentage of
                                           Nature of        Outstanding
                 Name and address          Beneficial      Shares Owned
                of Beneficial Owner      Ownership (1)          (1)
            -------------------------- -----------------   -------------

            Kimmins Corp.
            1501 Second Avenue, East
            Tampa, FL  33605  . . . .   2,950,000 (2)(3)           73.4%

            Francis M. Williams
            1501 Second Avenue, East
            Tampa, FL  33605  . . . .   3,173,800 (2)(3)           79.0%
                                                  (4)

            Joseph M. Williams
            1501 Second Avenue, East
            Tampa, FL  33605  . . . .      12,000 (5)                  *

            Barry W. Ridings  . . . .      18,000 (6)                  *

            R. Donald Finn  . . . . .       3,000 (7)                  *

            All officers and directors            (2)(3)(4)
               as a group (6 persons)   3,206,800                  79.8%
                                                  (5)(6)(7)

            --------------------------
            *  Less than 1 percent

          (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty days upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants held by such person (but not those held by any other person), which are exercisable within sixty days, have been exercised.

          (2) Represents 2,950,000 shares of Common Stock owned of record and beneficially by Kimmins. Kimmins has sole voting and investment power with respect to all shares of Common Stock beneficially owned by it. Mr. Francis M. Williams, the Company's Chairman, beneficially owns approximately 61.5 percent of the total voting shares of Kimmins and, accordingly, controls Kimmins. As of April 4, 1997, all executive officers and directors of the Company as a group, including Mr. Francis M. Williams, beneficially own an





               aggregate of approximately 67.2 percent of the voting shares of Kimmins.

          (3) Excludes 400,652 shares issuable upon the conversion of the Kimmins Note. See Item 13, "Certain Relationships and Related Transactions."

          (4)  Includes  100,000  shares  that   Mr.  Francis  M.  Williams
               acquired upon the consummation of the Company's initial public offering during March 1993; 109,800 shares owned directly by Mr. Francis M. Williams; 6,000 shares owned by Mr. Williams' wife; and 8,000 shares owned by Mr. Williams' children.

          (5) Represents 12,000 shares that may be purchased by Mr. Williams pursuant to immediately exercisable options. Does not include 8,000 shares issuable to him upon exercise of options vesting at various times commencing in November 1997.

          (6) Includes 15,000 shares owned by Mr. Ridings, and 3,000 shares that may be purchased by Mr. Ridings pursuant to immediately exercisable options. Does not include 2,000 shares issuable to him upon exercise of options vesting at various times commencing in November 1997.

          (7) Represents 3,000 shares that may be purchased by Mr. Finn pursuant to immediately exercisable options. Does not include 2,000 shares issuable to him upon exercise of options vesting at various times commencing in November 1997.

                                 CERTAIN TRANSACTIONS

               Since its inception, the Company has entered into various transactions with Kimmins and companies affiliated through common
          ownership   with  Kimmins.   To  date,   the  Company   has  been
          substantially  dependent  on   Kimmins  for  various  management,
          administrative, and financial  services; and Kimmins  has charged the  Company a monthly fee  based on the  gross annual revenue of the Company for such services. For the years ended December 31, 1994, 1995, and 1996, Kimmins billed the Company an aggregate of approximately $435,000, $617,000, and 671,000, respectively, for such services. As of March 25, 1993, Kimmins and the Company formalized this arrangement by executing a Management Services Agreement. The agreement provides that Kimmins will continue to provide various administrative services for the Company and that Francis M. Williams (President, Chairman of the Board, and Chief
          Executive   Officer  of  Kimmins),   Norman  S.  Dominiak  (Chief
          Financial Officer and Treasurer), Joseph M. Williams (Secretary of Kimmins), and John V. Simon, Jr. (President of Kimmins Contracting Corp.) will render management services to or on behalf of the Company. Under the agreement, the Company has appointed Francis M. Williams, Norman S. Dominiak, Joseph M. Williams, and John V. Simon, Jr., as Chairman of the Board, Treasurer, Secretary, and Vice President, respectively, of the Company. Pursuant to the agreement, the Company will continue to





          pay Kimmins an annual fee, payable monthly, equal to the lower of actual costs of such services or 1.5 percent of the Company's gross revenue. This agreement may be extended upon agreement of both parties, and the Company may terminate the agreement, at will, upon thirty days prior written notice to Kimmins.

               As of December 31, 1996, the Company had advances due from an affiliate of approximately $8,794,000. These advances accrue interest at a rate of 10 percent per annum. While the entire balance is due on demand, management only intends to collect $1,953,000 during 1997. Therefore, the remaining balance is classified as long term at December 31, 1996.

               As of December 31, 1996, the amount of the Company's total outstanding indebtedness to Kimmins was $2,003,258 which had been consolidated into the Kimmins Note, which is due and payable on December 1, 2003, with interest accruing at 1 percent per annum in excess of the stated prime rate established by NationsBank of Florida. Until December 1, 2003, the Kimmins Note may be converted, at the option of Kimmins, into shares of the Company's Common Stock at an initial conversion price of $5.00 per share, subject to adjustment, in the event and anytime after the closing sale price of the Company's Common Stock is $9.00 or more for twenty consecutive trading days. Kimmins has one demand registration right during the period from March 25, 1994, until December 1, 2003, with respect to any shares of Common Stock issuable upon such conversion. The Kimmins Note is subordinated to all senior indebtedness of the Company. Payments of principal and interest are based on certain net income levels of the Company.

               In March 1990, the Company, along with Kimmins and other subsidiaries of Kimmins, guaranteed all obligations under a loan by Fleet Bank, formerly known as Norstar Bank, to the trustees for the Kimmins Employee Stock Ownership Plan ("ESOP"). The proceeds of such loan were used to acquire shares of the Common Stock of Kimmins for the creation of the ESOP in which the Company's employees participate. This loan was refinanced during December 1995 with SouthTrust Bank of Alabama, N.A., under similar terms of the original loan. As of December 31, 1996, $1,920,000 of such indebtedness remained outstanding.

               On November 12, 1992, the Company and Kimmins entered into an agreement for the proportional sharing of employee benefit costs, pursuant to which the Company's employees are entitled to participate in all of Kimmins' employee benefit plans, and the Company is required to contribute its pro rata share of the costs of such plans, calculated according to formula contained in the agreement. The agreement may be terminated by either party anytime upon 180 days prior written notice. Pursuant to the agreement, Kimmins and the Company have agreed to indemnify each other against any loss, liability, claim, damage, or expense incurred by the failure by either party to comply with the terms of the agreement.





               The Company is an insured or co-insured with other Kimmins entities on various insurance policies of the Company or Kimmins. The Company pays its allocable share of the cost of such policies based on a combination of revenues, payroll, assets, and incurred losses as a percentage of the combined total of such items of all insured parties, as appropriate for each particular insurance policy or coverage. For the years ended December 31, 1994, 1995 or 1996, the Company paid Kimmins approximately $746,000, $811,000, and $849,000, respectively. The Company pays directly for any coverage for which it is the only insured.

               At various times in 1992 and 1993, Francis M. Williams, President and Director of Kimmins and the Chairman of the Board of the Company, Michael Gold, a director of Kimmins, Marie K. Williams, the wife of Francis M. Williams, and Harris Williams, the son of Francis M. Williams, purchased $200,000, $100,000, $180,000, and $20,000, respectively, of principal amount of Performance Notes due on January 9, 1997. These notes were offered by Kimmins Recycling Corp., a subsidiary of the Company, to certain investors to finance the purchase and development of the Company's T&R facility in Jacksonville, Florida. The Performance Notes were repaid during 1996.

               On November 6, 1992, Kimmins sold 50,000 of its shares of the Company's Common Stock for nominal consideration to a former vice president of the Company, in recognition for services rendered by him on behalf of the Company. The terms of the original agreement stated that the shares will be held in escrow and released, commencing December 31, 1993, at the rate of 20 percent per year, subjected to the former vice president s continued employment by the Company. The first installment of 10,000 shares was released to Mr. Baker on December 31, 1993. During 1994, this agreement was restructured and the remaining 40,000 shares were released to the former vice president. This resulted in compensation expense of $65,000 based on the current market price of the stock and the elimination of the remaining deferred compensation expense.

               Effective as of March 25, 1993, the Company and Kimmins have entered into an affiliate transactions agreement pursuant to which the Company may not, for a period of three years, either directly or indirectly, conduct any business or enter into any transaction or series of related transactions, with or for the benefit of any affiliate of the Company, having a total value per transaction or series of related transactions greater than $50,000, without the approval of most of the disinterested members of the Company's Board of Directors and the approval of most of the Company's shareholders who are not affiliates of the Company. The Company and Kimmins have agreed to evaluate and extend the affiliate transactions agreement on an annual basis.





             COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

               Section 16(a) of the Securities Exchange Act of 1934 requires the Company s officers and directors, and persons who own more than 10 percent of a registered class of the Company s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

               Based solely on the Company s review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1996, all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.

                   STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

               Any proposal of stockholders intended to be presented at the 1998 annual meeting of the Company must be received by the Secretary of the Company at the address set forth on the first page of the Proxy Statement no later than December 17, 1997, in order for such proposal to be considered for inclusion in the proxy statement and form of proxy relating to such annual meeting. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the meeting which the proxy statement relates, stockholders will be notified of the new meeting date and the new date by which proposals must be received.

                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               The Board of Directors has retained Ernst & Young LLP as the auditors of the Company for the fiscal year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted by stockholders.





                                    OTHER MATTERS

               A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, is being furnished herewith to each stockholder of record as of the close of business on April 18, 1997. Additional copies of the Annual Report to Stockholders or copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                                   Stockholder Services
                                   TransCor Waste Services, Inc.
                                   1502 Second Avenue, East
                                   Tampa, Florida 33605

               All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communication by directors, officers, or regular employees of the Company acting without special compensation.

               The Board of Directors is aware of no other matters, except as set forth in the Notice of Meeting and has not been informed of any other matters to be presented to the Annual Meeting of Stockholders. However, if any matters other than those referred to above should properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


                                   By Order of the Board of Directors,

                                   /s/ Joseph M. Williams

                                   JOSEPH M. WILLIAMS, Secretary

          Tampa, Florida
          May 7, 1997